(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Voya Variable Portfolios, Inc.

We consent to the use of our report dated February 24, 2015, with respect to the financial statements of Voya Small Company Portfolio, a series of Voya Variable Portfolios, Inc., incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
November 18, 2015